Exhibit 99.(j)(5)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm”, “Arrangements to disclose portfolio holdings to service providers and fiduciaries” and “Financial statements and report of independent registered public accounting firm”, in the Statements of Additional Information, each dated October 28, 2022, and each included to this Post-Effective Amendment No. 155 on the Registration Statement (Form N-1A, File No. 033-47287) of The UBS Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated August 26, 2022, with respect to the financial statements and financial highlights of The UBS Funds (comprising UBS US Dividend Ruler Fund, UBS US Quality Growth At Reasonable Price Fund, UBS All China Equity Fund, UBS Dynamic Alpha Fund, UBS Emerging Markets Equity Opportunity Fund, UBS Engage For Impact Fund, UBS Global Allocation Fund, UBS International Sustainable Equity Fund, UBS U.S. Small Cap Growth Fund, UBS Multi Income Bond Fund (formerly, UBS Total Return Bond Fund), UBS Sustainable Development Bank Bond Fund (eleven of the funds constituting The UBS Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended June 30, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

New York, New York

October 28, 2022